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EXHIBIT 21.1

                        PAREXEL INTERNATIONAL CORPORATION
                       LIST OF SUBSIDIARIES OF THE COMPANY
                              (AS OF JUNE 30, 2003)

                                                                                               PAREXEL
                                                                                              OWNERSHIP(1)
                                                                                              ------------
PAREXEL International, L.P., a Delaware limited partnership                                      100%
PAREXEL International, LLC, a Delaware limited liability company                                 100%
PAREXEL International Securities Corporation, a Massachusetts corporation                        100%
PAREXEL Government Services, Inc., a Delaware corporation                                        100%
PAREXEL International Trust, a Massachusetts Business Trust                                      100%
PAREXEL Unternehmensbeteiligung GmbH, a corporation organized under                              100%
 the laws of Germany
PAREXEL GmbH Independent Pharmaceutical Research Organization, a                                 100%
 Corporation organized under the laws of Germany
PAREXEL International Limited, a corporation organized under the laws of the                     100%
 United Kingdom
PAREXEL International SARL, a corporation organized under the laws of France                     100%
PAREXEL International SRL, a corporation organized under the laws of Italy                       100%
PAREXEL International Pty Ltd., a corporation organized under the laws of Australia              100%
PAREXEL International S.L., a corporation organized under the laws of Spain                      100%
PAREXEL International Medical Marketing Services, Inc., a Virginia corporation                   100%
PAREXEL International (Lansal) Limited, a corporation organized under the laws of Israel         100%
Perceptive Informatics, Inc., a Delaware corporation                                            97.4%
PAREXEL S-Cubed Limited, a corporation organized under the laws of the United Kingdom            100%
PAREXEL ETT, S.L., a corporation organized under the laws of Spain                               100%
PAREXEL International Inc., a corporation organized under the laws of Japan                      100%
PAREXEL International Holding BV, a corporation organized under the law of                       100%
 the Netherlands
PAREXEL MMS Europe Limited, a corporation organized under the laws of                            100%
 the United Kingdom
PPSI, Inc., a Connecticut corporation                                                            100%
The Center for Bio-Medical Communication, Inc., a New Jersey corporation                         100%
PAREXEL Nederland B.V., a corporation organized under the laws of the Netherlands                100%
Placebo B.V., a corporation organized under the laws of The Netherlands                          100%
PAREXEL Polska SP z.o.o., a corporation organized under the laws of Poland                       100%
PAREXEL Hungary Limited, a corporation organized under the laws of Hungary                       100%
PAREXEL Baltics A/S, a corporation organized under the laws of Norway                            100%
PAREXEL Norway A/S, a corporation organized under the laws of Norway                             100%
PAREXEL Russia A/S, a corporation organized under the laws of Norway                             100%
Echo Medical B.V., a corporation organized under the laws of The Netherlands                     100%
Verum, a European Economic Interest Grouping formed under the laws of the United Kingdom          33%
PAREXEL Sweden AB, a corporation organized under the laws of Sweden                              100%
PAREXEL International, S.A., a corporation organized under the laws of Argentina                 100%
FARMOVS PAREXEL Ltd., a corporation organized under the laws of South Africa                      60%
PAREXEL International y Co Limitada, a corporation organized under the laws of Chile             100%
PAREXEL International Limitada, a corporation organized under the laws of Brazil                 100%
PAREXEL International Medical Marketing Services (NJ), Inc., a Delaware corporation              100%
PAREXEL Belgium B.V.B.A., a corporation organized under the laws of Belgium                      100%
FWPS Group Ltd., a corporation organized under the laws of the United Kingdom                    100%
Perceptive Informatics UK Ltd., a corporation organized under the laws of the                    100%
 United Kingdom
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
FW Pharma Systems (Americas) Ltd., a corporation organized under the laws of the                 100%
 United Kingdom
Fraser Williams (Midlands) Ltd., a corporation organized under the laws of the                  98.2%
 United Kingdom
Broomco (2149) Ltd., a corporation organized under the laws of the United Kingdom                100%
Health I.Q., Inc., a corporation organized under the laws of Delaware                            100%
PAREXEL International Ukraine LLC, a company organized under the laws                            100%
 the of Ukraine
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(1) Direct and indirect